Exhibit (h.2.)

Administration and Accounting Services Agreement

EXHIBIT A

THIS EXHIBIT A, amended and restated effective as of June 30, 2016, is Exhibit A to that certain Administration and Accounting Services Agreement dated as of June 30, 2012 between BNY Mellon Investment Servicing (US) Inc. and each investment company listed below.

Fund/Portfolios:

Sit Mutual Funds, Inc.

Sit International Growth Fund

Sit Balanced Fund

Sit Developing Markets Growth Fund

Sit Small Cap Growth Fund

Sit Global Dividend Growth Fund

Sit Dividend Growth Fund

Sit Small Cap Dividend Growth Fund

Sit ESG Growth Fund

Sit Mutual Funds II, Inc.

Sit Tax-Free Income Fund

Sit Minnesota Tax-Free Income Fund

Sit Quality Income Fund

Sit Mid Cap Growth Fund, Inc.

Sit Large Cap Growth Fund, Inc.

Sit U.S. Government Securities Fund, Inc.

SIT MUTUAL FUNDS, INC.

SIT MUTUAL FUNDS II, INC.

SIT MID CAP GROWTH FUND, INC.

SIT LARGE CAP GROWTH FUND, INC.

SIT U.S. GOVERNMENT SECURITIES FUND, INC.

By: /s/ Paul E. Rasmussen
Name: Paul E. Rasmussen
Title: Vice President

BNY MELLON INVESTMENT SERVICING (US) INC.

By: /s/ William Blatchford
Name: William Blatchford
Title: Managing Director

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